Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

Document#: 117339 Rev#: 0 Page: 1

Shipping Destination:
Sandia National Labs
NO SHIPMENT

United States

NOVINT TECHNOLOGIES
4900 CUTTING AVE NW
ALBUQUERQUE, NM 87114-5304
United States

Send Invoice to:
ACCOUNTS PAYABLE MS0154
PO BOX 5130
ALBUQUERQUE ,NM 87185
United States

Supplier Code: 20273	Created: 11-FEB-03 Buyer: BONNEFOY-LEV	Revised: Revised Buyer:
Payment Terms: NET 30	Ship Via: NO SHIPMENT	FOB: NOT APPLICABLE
Freight Terms: NOT APPLICABLE	Requestor: [redacted]	[redacted]

Please formally accept this order by: 25-FEB-03

Itm	Part Number	Promised	Quantity	UOM	Unit Price	Line Total
1	DISTRIBUTED COMPONENT ARCHITECTURE FOR DESIGN SIMULATOR	31-JUL-03		US D		149,808.00

AMOUNT: 149,808.00

[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION.]

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I TERMS AND CONDITIONS

CLAUSE 0. This is a Contract on a Firm Fixed Price basis between Sandia Corporation and the Contractor on the cover page. This Contract is issued based on RFQ 4892.

CLAUSE 1 - STATEMENT OF WORK

Distributed Component Architecture for Design Simulator

Background:

[redacted]

Objective:

The DCA effort is aimed at designing, developing and validating a distributed computational architecture that supports reuse or facile adaptation of software components to allow rapid development of design simulators. These components will, predominantly, address user interface, data visualization and file management functions that can be used across the wide variety of applications encompassed by the Design Simulator effort.

Tasks:

1. Contractor shall develop a preliminary design of the architecture and a prototype implemen[redacted] within the context of a [redacted] simulator. All software [redacted] Windows2000(TM) operating system using the Visual C++ V6.0 compiler.

2. Architecture. Contractor shall develop a preliminary Requirements and Design document for the DCA. Contractor shall develop a prototype implementation of this architecture and one or more "modules". The prototype shall illustrate the key module interface, use and management features of the DCA. It will be implemented, however, using machine local (i.e., non-distributed) versions of Design Simulator computing resource job submission interfaces. The prototype architecture and modules will be tested and validated in a [redacted] task.

[redacted]

[redacted]

Milestones and Deliverables

Milestone	Description
1	DCA Kick-Off Meeting
	> Refine understanding of Design Simulation R&D Effort > Refine understanding of [redacted] Requirements > Confirm overall DCA goals and directions
Due on or before March 24, 2003	
2	[redacted] Task Specification
	> Document outlining key [redacted] goals, requirements & design > Meet with Sandia to discuss and confirm specification
Due on or before April 21, 2003	
3	[redacted] Software User Interface & Function Verification
	> Deliver executable version of [redacted] > Meet with Sandia to discuss and confirm [redacted] direction
Due on or before May 12, 2003	
4	DCA Preliminary Design
	> Document outlining key DCA goals, requirements & design > Meet with Sandia to discuss and confirm DCA direction
Due on or before May 26, 2003	
5	DCA and [redacted] Software In Progress Version
	> Deliver executable version of DCA and [redacted] > Meet with Sandia to discuss progress and direction
Due on or before June 23, 2003	
6	Final DCA and Layout Software
	> Deliver final version of DCA and [redacted] - Executables - Source code & build scripts - [redacted] user documentation > Deliver updated [redacted] task specification document > Deliver updated DCA preliminary design document > Meet with Sandia to discuss progress and future directions

Due on or before July 21, 2003

CLAUSE 2 - PERIOD OF PERFORMANCE

The Period of Performance shall commence on February 18, 2003 and shall end on July 31, 2003.

CLAUSE 3 - TOTAL PRICE

Total Price: $149,808.00

Payment shall be made upon completion of the following milestones/tasks:

Milestone/Task	Description	Amount
1	DCA Kick-off Meeting	$14,981.00
2	[redacted] Task Specification	$22,471.00
3	[redacted] Software User Interface & Function Verification	$29,962.00
4	DCA Preliminary Design	$22,471.00
5	DCA and [redacted] Software in Progress Version	$37,452.00
6	Final DCA and [redacted] Software	$22,471.00

CLAUSE 4 - INVOICING - 812-INV (06-01)

Contractor shall submit an original invoice within 30 days of delivery of goods or services or once monthly within the period of performance in accordance with contract terms and conditions. Final invoices shall be noted as such.

INVOICING INSTRUCTIONS: Any deviation from the following invoicing instructions, including invoices delivered to a street address, MAY DELAY PAYMENT.

1. Any invoice submitted to Sandia National Laboratories must:
   - include PO/contract number as noted in this contract (invoice each PO/contract separately),
   - include the Contractor's name (as stated in the PO/contract) and the "remit address",
   - identify items or parts numbers exactly as listed on the PO/contract line item,
   - include any applicable freight charges (including freight forwarder charges paid by Contractor), and

- include freight bill for any freight charges of $50 or more.

Note: In order for payment to occur, any freight charges invoiced separately by either a freight carrier or a supplier must include: PO/contract number or SNL project and task number, and organization number.

2. Do not submit duplicate invoices.

3. Payment information may be obtained at URL address: http://www.sandia.gov/supplier/websupplier/index.html or by calling (505) 845-9600. Additional information may be obtained by calling the Accounts Payable Helpline at (505) 845-2455.

CLAUSE 5 - DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM (DPAS) RATING - 110-DPT (10-99)

This procurement is a DO rated order certified for national defense use under the Defense Priorities Allocation System Rating (DPAS) (15 CFR 700). The Contractor is required to follow all of the requirements of Section II Clause DEAR 970.5204-53(a).

CLAUSE 6 - DELEGATION OF AUTHORITY - 404-KDB (11-00)

The following Sandia personnel are hereby authorized to act as delegated Sandia representatives for the specific purpose(s) shown, subject to the Section II limitations as authorized.

Delegated representatives shall exercise no supervision over the Contractor's employees.

DELEGATE(S):

NAME	PHONE	ORG/MS
[redacted]		09232/0820

DUTIES DELEGATED:

SDR will act as techical liaison, accept contract deliverables, authorize domestic travel, and verify invoices.

NOTE: The Sandia Contracting Representative (SCR) is the only person who can legally obligate Sandia for the expenditure of funds, change scope and/or level of effort and/or terms and conditions, negotiate, and sign documents legally binding Sandia. COMMITMENT, OBLIGATIONS OR PROMISES, IMPLIED OR EXPRESSED, BY SANDIA PERSONNEL OTHER THAN THE SCR DO NOT BIND SANDIA IN ANY MANNER.

CLAUSE 7 - EXPORT CONTROL - 617-EXP (10-99)

Information, data or materials sent to Contractor under this contract may be export controlled. As required by federal laws and regulations, the Contractor shall obtain any license required before passing any such information, data or materials to any foreign national inside or outside the United States.

CLAUSE 8 - IMPORT CONTROL - 619-IC (05-00)

The Contractor shall notify the Sandia Contracting Representative (SCR) in writing of any item/supplies to be imported into the United States which will cause Sandia to become the Importer of Record. The notice shall be provided to the SCR prior to importation of such items and shall include the following information:

- country of origin,
- contract number,
- Harmonized Tariff Schedule Number (if available),
- value of item, and
- proposed delivery date.

Within ten (10) days of receipt of the notice Sandia will provide the Contractor with instructions for shipment. Failure to notify Sandia or to follow shipping instructions may result in disallowance of any cost incurred by the contractor regarding custom duties.

CLAUSE 9 - ACQUISITION CONFLICT RESOLUTION PROCESS - 850-ACR (08-00)

Sandia Contracting Representative (SCR) encourages open, honest communication between the supplier and the SCR in resolving a concern. It is always best to resolve issues in an open atmosphere between the SCR and the supplier without escalating the problem. The goal is to ensure timely resolution of the problem without undue expense to either party.

It is the intent of Sandia National Laboratories to resolve supplier concerns through a Conflict Resolution Process, which is timely, includes several options, is easy to use and provides satisfactory results to both the supplier and Sandia. This process is described at the following web site:
http://www.sandia.gov/supplier/docs/conflict-res.pdf

Among the options available is for the Contractor to use the Sandia Ombuds Office at (505) 844-9763 (New Mexico) or (925) 294-3655 (California) to address concerns regarding Sandia procurement actions.

The Contractor agrees to the following:

By submitting a response to the solicitation, the supplier agrees to use the Acquisition Conflict Resolution Process at the web site listed to resolve award controversies.

After award of a contract the supplier agrees to the Acquisition Conflict Resolution Process at the web site listed to resolve any contract disputes that occur during the performance of the contract.